Exhibit 10.1

EXECUTION VERSION

SCOTIA CAPITAL (USA) INC.

PLACEMENT AGENCY AGREEMENT

March 26, 2026

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: CLO Banking Team

Ladies and Gentlemen:

The Issuer identified on Schedule 1 (the “Issuer”) proposes to issue and sell the Securities identified on Schedule 1 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of the Closing Date identified on Schedule 1 (the “Indenture”), between the Issuer and the Trustee identified on Schedule 1, as trustee (the “Trustee”). The “Transaction Documents” refers to this Agreement, and the other Transaction Documents to which it is a party. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Circular (as defined below) or, if not defined therein, in the Indenture.

Subject to the terms and conditions set forth in this agreement (this “Agreement”), the Issuer hereby appoints Scotia Capital (USA) Inc. as its placement agent (in such capacity, “Scotiabank” or the “Placement Agent”) in connection with the offering of the principal amount of each Class specified on Schedule 2 hereto (the “Subject Securities”) and authorizes Scotiabank to arrange for the sale of the Subject Securities.

The Issuer intends to use the proceeds of the offering of the Securities to, among other things, invest in a portfolio of assets (the “Collateral”) consisting primarily of U.S. dollar-denominated middle market loans. HPS Corporate Lending Fund (the “Collateral Manager”) will act as collateral manager pursuant to a collateral management agreement (the “Collateral Management Agreement”) to be dated as of the Closing Date between the Collateral Manager and the Issuer (the “Transaction”).

The Securities (other than the Subordinated Notes) will be secured by the Collateral.

The Issuer hereby confirms its agreement with Scotiabank concerning the Subject Securities as follows:

1. Offering Documents.

The Securities will be sold by the Issuer without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Issuer has prepared (x) a preliminary offering circular dated January 21, 2026 (the “First Preliminary Offering Circular”), (y) a second preliminary offering circular dated February 18, 2026 (the “Second Preliminary Offering Circular” and, together with the First Preliminary Offering Circular, collectively, the “Preliminary Offering Circular”) and (y) a final offering circular dated March 24, 2026 (the “Offering Circular”). The Marketing Materials (as defined below), the Preliminary Offering Circular, the Offering Circular and all amendments or supplements thereto, or revisions to any of the foregoing, and any accompanying exhibits, are referred to herein as the “Offering Documents.” For purposes hereof, “Marketing Materials” means, collectively, such documents, investor presentation and marketing term sheets approved in writing by the Collateral Manager for delivery to prospective investors in the Transaction. The Offering Documents collectively describe, among other things, the Issuer, the Collateral and the Securities. Copies of the Offering Documents have been delivered by the Issuer to Scotiabank pursuant to the terms of this placement agency agreement (this “Agreement”), for delivery to prospective purchasers of the Securities. The Issuer hereby confirms that it has authorized the use of the Offering Documents in connection with the placement of the Subject Securities by Scotiabank in the manner contemplated by this Agreement. References herein to an Offering Document shall be deemed to refer to and include any document incorporated by reference therein.

2. Purchase and Resale of the Subject Securities.

(a) Subject to the terms and conditions set forth in this Agreement, Scotiabank hereby agrees to use its reasonable best efforts, as the Issuer’s contractual counterparty and not as principal, during the “Offering Period” (as defined below) to place the Subject Securities, for settlement on the Closing Date. Scotiabank further agrees to use reasonable best efforts to assist the Issuer in connection with the sale of the Subject Securities to the purchasers thereof. Scotiabank may, but is not obligated to, at any time purchase, as principal, all or a portion of the Notes as set forth in, and subject to the terms of, the Indenture and this Agreement. The Issuer agrees that it has not retained and will not, during the Offering Period, retain any other firm, corporation, entity or other person to assist Scotiabank or the Issuer with respect to the placement, offer or sale of the Notes and will not, directly or indirectly, offer any of the Notes for sale to, or solicit any offers to buy from, or otherwise contact, approach or negotiate with respect thereto, with any such person other than through Scotiabank, in each case as described in the Offering Circular. Scotiabank may separately engage, at its own expense and with the prior approval of the Issuer, such sub-contractors as it may deem necessary or appropriate, which sub-contractors shall be identified to the Issuer. As used herein, “Offering Period” shall mean the period commencing on the earlier of the date on which the Notes are first offered and the date hereof and ending on the earlier to occur of (i) the Closing Date and (ii) the termination of this Agreement in accordance with Section 8 hereof.

(b) Scotiabank represents, warrants and agrees that:

(i) if Scotiabank purchases any Subject Securities for its own account on the Closing Date, as of the Closing Date, it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”), an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act (a “Qualified Purchaser”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Subject Securities as part of their initial offering except to persons whom it reasonably believes to be:

(A) QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) who are also (1) Qualified Purchasers or (2) entities beneficially owned exclusively by one or more Qualified Purchasers, and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Subject Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) (1) not “U.S. persons” (as defined in Regulation S), (2) purchasing the Subject Securities in offshore transactions in accordance with Regulation S and (3) Qualified Purchasers (or entities beneficially owned exclusively by one or more Qualified Purchasers); or

such investors meeting the requirements in (A) or (B), “Eligible Investors”.

(c) Scotiabank acknowledges and agrees that the Issuer and, for purposes of the “no registration” opinion to be delivered to Scotiabank pursuant to Section 5 hereof, counsel for the Issuer, may rely upon the accuracy of the representations and warranties of Scotiabank, and compliance by Scotiabank with its agreements, contained in paragraph (b) above (including Annex A hereto), and Scotiabank hereby consents to such reliance.

(d) Scotiabank agrees to deliver the Offering Circular to each initial investor in the Subject Securities.

(e) Scotiabank acknowledges and agrees that any purchases, placements and resales of the Subject Securities by it are restricted as described under “Transfer Restrictions” in the Offering Circular and the Indenture.

(f) The Issuer acknowledges and agrees that Scotiabank may offer and sell the Subject Securities to or through any affiliate of Scotiabank, and that any such affiliate may offer and sell Subject Securities purchased by it to or through Scotiabank.

(g) Payment for and delivery of the Subject Securities shall be made on the Closing Date (i) in the case of the Global Notes, through the facilities of The Depository Trust Company (“DTC”) and (ii) in the case of the Certificated Notes at the offices of Paul Hastings LLP or such other location mutually agreed upon.

(h) Delivery of the Subject Securities shall be made against payment of the purchase price therefor by the respective purchasers to the order of the Issuer in same day funds by such means as shall be acceptable to the Issuer and Scotiabank. Such payment shall be made upon authorization from Scotiabank (such authorization to be given if the conditions to Scotiabank’s obligations set forth herein are either satisfied or waived) against delivery of the Subject Securities. Payment for the Subject Securities shall be made by wire transfer in immediately available funds to the account(s) specified by a representative of the Issuer to Scotiabank against delivery to the Trustee, as custodian for DTC or its nominee, for the account of the respective purchasers, of one or more global notes representing the Subject Securities, with any transfer taxes payable in connection with the sale of the Subject Securities duly paid by the Issuer.

(i) In consideration of Scotiabank’s obligations hereunder, Scotiabank will be entitled to receive from the Issuer a fee on the Closing Date (the “Structuring and Arrangement Fee”) calculated in accordance with the letter agreement dated February 17, 2026, between Scotiabank and the Collateral Manager (the “Engagement Letter”). Pursuant to the Engagement Letter, the Issuer shall also reimburse Scotiabank on the Closing Date for reasonable out-of-pocket expenses (including fees and expenses of legal counsel) incurred in connection with the duties performed by Scotiabank hereunder, subject to the limits and other terms set forth in the Engagement Letter.

3. Representations and Warranties of the Issuer. The Issuer represents and warrants to Scotiabank that:

(a) Offering Circular. The Preliminary Offering Circular, as of its date, did not, and the Offering Circular, as of its date, did not, and as of the Closing Date, does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the Preliminary Offering Circular and the Offering Circular did contain and does contain all information with regard to it and the Securities that is material in the context of the issuance, offering and sale of the Securities (except with respect to any information contained in or omitted from the Preliminary Offering Circular that was replaced or supplemented by the Final Offering Circular); provided that it makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to Scotiabank that has been furnished to the Issuer by or on behalf of Scotiabank expressly for use in the Preliminary Offering Circular or Offering Circular (or any amendment or supplement thereto); provided, further, that the Issuer hereby acknowledges and agrees that the only information relating to Scotiabank that has been furnished to the Issuer by or on behalf of Scotiabank expressly for use in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto) consists of the information under the heading “Risk Factors— Relating to Certain Conflicts of Interest—The Issuer Will Be Subject to Various Conflicts of Interest Involving the Scotiabank and its Affiliates” and the seventh, ninth and thirteenth paragraphs and the last sentence of the fourteenth paragraph under the heading “Plan of Distribution” section in the Preliminary Offering Circular and the Offering Circular (the “Scotiabank Information”).

(b) Additional Written Communication. It (including its agents and representatives, other than the Placement Agent in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the Offering Documents.

(c) Arm’s-Length Transaction. It acknowledges and agrees that: (i) the arrangement for the placement of the Subject Securities pursuant to this Agreement, including the determination of the offering price of the Subject Securities and any related discounts and commissions, is an arm’s length transaction between the Issuer, on the one hand, and Scotiabank, on the other hand, and it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transaction; (ii) in connection with the Transaction and the process leading to the Transaction Scotiabank is and has been acting solely as a principal (except to the extent provided in this Agreement) and is not the financial advisor, agent (except to the extent provided in this Agreement or fiduciary of any of it or its respective affiliates, stockholders, creditors or employees or any other party (provided, that for the avoidance of doubt, Scotiabank shall have the right to purchase the Subject Securities as principal for its own account)); (iii) Scotiabank has not assumed, nor shall it assume, an advisory, agency (except to the extent provided in this Agreement) or fiduciary responsibility in favor of it with respect to the Transaction or the process leading thereto (irrespective of whether Scotiabank has advised or is currently advising it on other matters) or any other obligation to it except the obligations expressly set forth in this Agreement; (iv) Scotiabank and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of it, and Scotiabank has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Scotiabank has not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering contemplated hereby, and it has consulted its own advisors to the extent it deemed appropriate and it is responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Scotiabank shall have no responsibility or liability to it with respect to any legal, accounting, regulatory, investment or tax matters.

Any review by Scotiabank of the Issuer, and of the transactions contemplated hereby or other matters relating to such transactions, will be performed solely for the benefit of Scotiabank, as the case may be, and shall not be on behalf of the Issuer or any other person.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between it and Scotiabank, with respect to the subject matter of this Section 3(c). The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against Scotiabank with respect to any breach or alleged breach of agency or fiduciary duty.

(d) No Material Adverse Change. Since the later of (x) the respective dates as of which information is given in the Offering Documents and (y) its date of formation, (i) there has not been any material adverse change or development in or material adverse effect on the financial condition, operations or prospects of the Issuer, taken as a whole, (ii) there has not been any change in its equity capital or debt, (iii) there has been no dividend or distribution of any kind declared, paid or made by it and (iv) it has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to it or incurred any material liability or obligation direct or contingent (other than the Securities issued by it), except in each case as otherwise disclosed in the Offering Documents.

(e) Organization and Good Standing. It (i) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation (as applicable), (ii) is duly qualified to do business and is in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, (iii) has the power and authority to issue and sell the Securities, to enter into the Transaction Documents, and to undertake and perform the obligations expressed to be assumed by it herein and therein, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, and has taken all necessary action to approve and to authorize the same, except, in each case, where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the financial condition, operations or prospects of the Issuer taken as a whole or on the performance by the Issuer of its obligations under the Transaction Documents (collectively, a “Material Adverse Effect”). The Issuer has no subsidiaries on the date hereof.

(f) Capitalization. Its authorized and issued share or other equity capital is as described in the Offering Circular, and all of its respective issued share or other equity capital has been validly issued and is fully paid.

(g) Due Authorization. It has full right, power and authority to execute and deliver, the Securities and the Transaction Documents, including to grant any liens and security interests to be granted by it pursuant to the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h) The Indenture. Each of the Transaction Documents (other than this Agreement) has been duly authorized by it, and on the Closing Date will be duly executed and delivered by it and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute its valid and legally binding agreement, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(i) The Securities. On the Closing Date, the Securities will have been duly authorized by it and duly executed, authenticated and issued, and when the Subject Securities are delivered and paid for in accordance with this Agreement and the other Securities are delivered to and paid for by the respective initial purchasers thereof, each Security will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of it, enforceable against it in accordance with the terms of such Security, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j) This Agreement. This Agreement has been duly authorized, executed and delivered by it and, when duly executed and delivered by each of the other parties hereto, will constitute its valid and legally binding agreement, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(k) Descriptions of the Transaction Documents; Accurate Summaries. Each Transaction Document and this Agreement conforms in all material respects to the descriptions thereof contained in the Offering Documents. The statements set forth in the Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations”, “Certain ERISA and Related Considerations” and “Plan of Distribution,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(l) Collateral. On the Closing Date (i) it has the power to grant a security interest in the Collateral and has taken all necessary actions to authorize the granting of that security interest; (ii) it is the sole owner of the Collateral, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest granted pursuant to the Indenture or as otherwise contemplated by the Indenture; (iii) the Trustee has a valid and perfected first priority security interest in the Collateral (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Issuer gives the notices and takes the action required of it under relevant law for perfection of that interest), subject to no prior security interest, lien or encumbrance except as permitted by the Indenture; and (iv) the performance of its obligations under the Indenture will not result in the creation of any security interest, lien or other encumbrance on any Collateral except as contemplated by the Indenture.

(m) No Violation or Default. It is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any property or asset of it is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) No Conflicts. The execution, delivery and performance by it of the Transaction Documents (including, but not limited to, the filing of any applicable financing statements pursuant to the Indenture); the issuance and sale of the Securities; compliance by it with the terms of the Indenture and the consummation of the transactions contemplated by the Transaction Documents; and the grant and perfection of liens and security interests in the Collateral pursuant to the Indenture do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of it pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any property, right or asset of it is subject (other than any lien, charge or encumbrance created or imposed pursuant to the Indenture), (ii) conflict with or result in a breach or violation of the provisions of the charter or by-laws or similar organizational documents of it or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by it of the Transaction Documents (including, but not limited to, the filing of any applicable financing statements pursuant to the Indenture); the issuance and sale of the Securities; compliance by it with the terms of the Indenture; the consummation of the transactions contemplated by the Transaction Documents; or, the grant and perfection of liens and security interests in the Collateral pursuant to the Indenture and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Offering Circular.

(p) Licenses and Permits. It possesses, and immediately after giving effect to the offer, sale and delivery of the Securities by the Issuer in the manner contemplated by this Agreement and the consummation of the other transactions contemplated by the Transaction Documents shall possess, all material licenses, certificates, authorizations and permits issued by, and has made, and immediately after giving effect to the offer, sale and delivery of such Securities by the Issuer in the manner contemplated by this Agreement and the consummation of the other transactions contemplated by the Transaction Documents shall have made, all declarations and filings with, the appropriate federal, state, local or non-U.S. regulatory agencies or bodies which are necessary for the ownership of its respective properties or the conduct of its respective businesses as described in the Offering Documents, except, in each case, where the failure to possess or make the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and it has not received notification of any revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit shall not be renewed, except where such revocation, modification or non-renewal would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which it is or may be a party or to which any property of it is or may be the subject; and no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(r) Investment Company Act. None of the Issuer or the pool of Collateral is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Circular, will be (i) an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) required to be registered under the Investment Company Act, nor shall the issuance, offering and sale of the Securities as contemplated by this Agreement, the Indenture and the Offering Circular result in a violation of the Investment Company Act.

(s) Taxes. It is a newly formed entity and has not yet been required to file any Tax Return (as defined below) in any applicable jurisdiction. The charges, accruals and reserves on its books in respect of Taxes are adequate. For purposes of this Agreement, the term “Taxes” shall mean all U.S. federal, state, local or non-U.S. income, payroll, employee withholding, unemployment insurance, social security, sales use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers’ compensation, severance, windfall profits, environmental (including taxes under Section 59A of the United States Internal Revenue Code of 1986, as amended), or other tax of the same or of a similar nature, including any interest, penalty or addition thereto, whether disputed or not, and the term “Tax Return” shall mean any return, declaration, report, form, claim for refund or information return or statement relating to Taxes or income subject to taxation, or any amendment thereto, and including any schedule or attachment thereto.

(t) Compliance with ERISA. The issuance, offering and sale of the Securities in the manner contemplated by this Agreement and (subject to the accuracy of any representations made, or deemed to be made, by holders of the Securities under the Indenture and the Offering Circular) by the Offering Circular shall not constitute any non-exempt prohibited transaction (as such term is defined in Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the United States Internal Revenue Code of 1986, as amended (the “Code”)). It does not maintain an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to ERISA and it is not a “benefit plan investor” as defined in Section 3(42) of ERISA.

(u) No Unlawful Payments. Neither it, nor any of its subsidiaries, directors, officers or employees nor, to its knowledge, any agent or other person associated with or acting on behalf of it or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office;

(iii) violated or is in violation of any provision of the Anti-Corruption Laws (as defined below); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. It and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws.

(v) Compliance with Anti-Money Laundering Laws. The operations of it and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including the Anti-Money Laundering Laws (as defined below), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving it or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to its knowledge, threatened.

(w) No Conflicts with Sanctions Laws. Neither it nor any of its subsidiaries, its directors, officers or employees, nor, to its knowledge, any agent, affiliate or other person associated with or acting on behalf of it or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are, the subject or the target of any sanctions, trade embargoes, or other comprehensive prohibitions against transaction activity administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), Canada, the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or under investigation for any Sanctions violations, nor is it or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive or territory-wide Sanctions, including, without limitation, Afghanistan, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the Zaporizhzhia region of Ukraine, the Kherson region of Ukraine, the so-called People’s Republic of Donetsk or Luhansk region of Ukraine (each, a “Sanctioned Country”); and it will not directly or indirectly use the proceeds of the offering, issuance of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. Neither it nor any of its subsidiaries has knowingly engaged in or is now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(x) Solvency. On and immediately after the Closing Date (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in the Offering Circular), it will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement and the Offering Circular, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(y) No Broker’s Fees. It is not a party to any contract, agreement or understanding with any person (other than this Agreement and the Engagement Letter) that would give rise to a valid claim against any of them or Scotiabank for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(z) Rule 144A Eligibility. On the Closing Date, assuming the accuracy of the representations and warranties of Scotiabank contained in Sections 2(b) and (e) hereof (including Annex A hereto) the Securities will meet the requirements of Rule 144A(d)(3) under the Securities Act. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(aa) No Integration. Neither it nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(bb) No General Solicitation or Directed Selling Efforts. None of it or any of its affiliates or any other person acting on its or their behalf (other than Scotiabank, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S. It has not entered into any contractual agreement with respect to the distribution of the Securities except for the arrangements with Scotiabank and the applicable purchaser representation letters. It acknowledges that the Securities may not be offered or sold, directly or indirectly, and no offering memorandum or any advertisements in connection with the Securities may be distributed or published, in or from any country or jurisdiction except under circumstances that shall result in compliance with any applicable rules and regulations of such country or jurisdiction.

(cc) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of Scotiabank contained in Sections 2(b) and (e) hereof and its compliance with its agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities by the Issuer and the offer, resale and delivery of the Subject Securities by Scotiabank in the manner contemplated by this Agreement and the Offering Circular, to register the Securities under the Securities Act, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, or the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(dd) No Stabilization. It has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ee) Margin Rules. None of the transactions contemplated by the Transaction Documents (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(ff) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(gg) Statistical and Market Data. Nothing has come to its attention that has caused it to believe that any statistical or market-related data included or incorporated by reference in the Offering Circular is not based on or derived from sources that are reliable and accurate in all material respects.

(hh) Commodity Pool. It is not, nor immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Transaction Documents shall be, required to be registered under the United States Commodity Exchange Act, as amended, as a “commodity pool.

(ii) Offering Documents. It has authorized Scotiabank to use the Offering Documents in connection with the offer of the Securities and placement of the Subject Securities.

(jj) No Event of Default. No event has occurred or is continuing which would, had the Securities already been issued (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement), constitute an Event of Default (under and as defined in the Indenture).

(kk) Regulation M. It has not taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act.

(ll) Regulation S Eligibility. The Issuer and its affiliates and any other person acting on its or their behalf (other than Scotiabank, as to which no representation is made) have complied with the offering restrictions requirements of Regulation S.

(mm) Selling Restrictions. Based on representations by Scotiabank in Section 2(b) hereof and the consideration of such factors as the Issuer and its counsel deem necessary or appropriate and based on the transfer restriction provisions set forth in the Indenture, it has a reasonable belief that the initial sales and subsequent transfers of the Securities shall be limited to Persons who are Eligible Investors.

(nn) Foreign Selling Restrictions. It represents and warrants to, and covenants and agrees with, Scotiabank as to the matters set forth in Annex B hereto

(oo) Rule 17g-5. The Issuer has given a written representation and undertaking to the Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (Rule 17g-5) with respect to the Securities, and it has complied with each such representation and undertaking.

(pp) No free writing prospectus. It has not made any offer to sell or solicitation of an offer to buy the Securities that would constitute a “free writing prospectus” (if the offering of the Securities were made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act, without the prior consent of Scotiabank.

(qq) Section 3(c)(7). It has undertaken best efforts to arrange for compliance after the Closing Date with the “Section 3(c)(7) Procedures” set forth in the Indenture.

(rr) Submission to Jurisdiction. The Issuer has the power to submit, and pursuant to Section 14(c) of this Agreement and Section 14.11 of the Indenture has legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of any U.S. federal or New York state court located in The City of New York; and has the power to designate, appoint and empower, and pursuant to Section 14(c) of this Agreement and Section 14.11 of the Indenture, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Indenture, as applicable, in any U.S. federal or New York state court located in The City of New York.

4. Further Agreements of the Issuer. The Issuer covenants and agrees with Scotiabank that:

(a) Authorizations. It will use best efforts to obtain on or prior to the Closing Date all government authorizations required in connection with the issuance and sale of the Securities to be issued on such date and the performance of its respective obligations under the Transaction Documents, and to cause such authorizations to be continued in effect so long as any of the Securities remains outstanding.

(b) Delivery of Copies. It will deliver, without charge, as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Subject Securities, to Scotiabank as many copies of the Preliminary Offering Circular and the Offering Circular and any other Offering Document (including all amendments and supplements thereto) as Scotiabank may reasonably request.

(c) Notice of breach of representation. At any time prior to payment being made to the Issuer on the Closing Date, it will forthwith notify Scotiabank of anything which has or would have rendered or will or would render untrue or incorrect in any material respect any of the representations and warranties in Section 3 hereof as if they had been made or given at such time with reference to the facts and circumstances then existing, and of the occurrence of any event which (had the Securities already been issued) would, or with the lapse of time and/or the giving of a notice would and/or the fulfillment of any other condition would constitute an Event of Default.

(d) Notice to Scotiabank. It will advise Scotiabank promptly, and confirm such advice in writing, if any of the following occurs: (i) the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Offering Documents or the initiation or threatening of any proceeding for that purpose; (ii) the occurrence of any event as a result of which any of the Offering Documents as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Offering Document is delivered to a purchaser, not misleading; or (iii) the receipt by it of any notice with respect to any suspension of the qualification of the Subject Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and it will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Offering Documents or suspending any such qualification of the Subject Securities and, if any such order is issued, it will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Offering Documents, Amendments or Supplements. Before finalizing any Offering Document or making or distributing any amendment or supplement to any of the Offering Documents, the Issuer will furnish to Scotiabank and counsel for Scotiabank a copy of the proposed Offering Document or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Document, amendment or supplement to which Scotiabank objects, unless its counsel advises it, in writing, with a copy to Scotiabank, that (i) without such proposed amendment or supplement the Offering Document as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to an order of a regulatory authority having jurisdiction over the Issuer.

(f) Preparation of Amendments or Supplements. Subject to the foregoing, it will prepare promptly, upon the reasonable request of Scotiabank, any amendments of or supplements to the Offering Documents that in the opinion of Scotiabank may be reasonably necessary to enable Scotiabank to continue to resell the Subject Securities, subject to the approval of Scotiabank’s counsel.

(g) Ongoing Compliance. If at any time prior to the earlier of the completion of the distribution of the Subject Securities (as determined by Scotiabank) and the 90th day following the Closing Date, the Issuer determines that (i) any event shall occur or condition shall exist as a result of which the Offering Documents as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Offering Documents to comply with law, it will immediately notify Scotiabank thereof and forthwith prepare and, subject to Section 4(b), furnish, at the expense of the Issuer, to Scotiabank such amendments or supplements to the Offering Documents as may be necessary so that the statements in any of the Offering Documents as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Offering Documents will comply with law.

(h) Qualification of Securities; Blue Sky Compliance. It will promptly and from time to time take such action as Scotiabank may reasonably request to qualify the Subject Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as Scotiabank shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Subject Securities; provided that it shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i) Clear Market. For a period commencing on the date hereof and ending on the 180th day after the date of the Offering Circular, it agrees not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any securities of the Issuer substantially similar to the Securities or securities convertible into or exchangeable for such securities of the Issuer, or sell or grant options, rights or warrants with respect to such securities of the Issuer or securities convertible into or exchangeable for such securities of the Issuer, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such securities of the Issuer, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities of the Issuer or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of securities of the Issuer substantially similar to the Securities or securities convertible, exercisable or exchangeable into securities of the Issuer, or (iv) publicly announce an offering of any securities of the Issuer substantially similar to the Securities or securities convertible or exchangeable into such securities, in each case without the prior written consent of Scotiabank.

(j) Use of Proceeds. It will apply the net proceeds from the sale of the Securities as described in the Offering Circular under the heading “Use of Proceeds”.

(k) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, it will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. It shall at all times during the Offering Period extend, and use its best efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer and Collateral Manager concerning their respective businesses, managements and financial affairs, and the Securities and the terms and conditions of the offering thereof, and, to obtain any information such prospective investors may consider reasonably necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Documents, to the extent the Issuer or the Collateral Manager possesses the same or can acquire it without unreasonable effort or expense; provided that the Issuer shall permit, and shall use its best efforts to cause the Collateral Manager to permit, representatives of Scotiabank to be present at, or participate in, any meeting or telephone conference between the Issuer or the Collateral Manager and any prospective investor identified by Scotiabank, and shall give Scotiabank reasonable notice thereof, and the Issuer shall not furnish, and shall use its best efforts to cause the Collateral Manager not to furnish, any such written information to any such prospective investor without first giving Scotiabank a reasonable opportunity to review and comment on such information.

(l) DTC. It will use its best efforts to assist Scotiabank in arranging for the Subject Securities to be eligible for clearance and settlement through DTC. It agrees that it will comply with all agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Subject Securities by DTC for “book entry” transfer.

(m) Offering Activity. It shall not solicit any offer to buy from or offer to sell to any Person any Subject Securities, except through Scotiabank or with the consent of Scotiabank.

(n) No Resales by the Issuer. It will not, it and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by it or any of its affiliates and resold either pursuant to a valid exemption from registration under the Securities Act or in a transaction registered under the Securities Act.

(o) No Integration. Neither it nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act. It agrees that it will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Securities or any substantially similar security issued by it, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to it by Scotiabank), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(p) No General Solicitation or Directed Selling Efforts. Neither it nor any of its affiliates or any other person acting on its or their behalf (other than Scotiabank, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Subject Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(q) No Stabilization. It will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(r) [Reserved].

(s) Perfection of Security Interests. It (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests in the Collateral as and to the extent contemplated by the Indenture and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture.

(t) Distribution of Offering Materials. Prior to notice to and review by Scotiabank, it will not publish or distribute any offering material in connection with the offering of the Subject Securities, unless Scotiabank shall have consented to the publication or use thereof.

(u) Legends. Each certificate representing a Security shall bear the legend contemplated by the Offering Circular for the time period and upon the other terms stated in the Offering Circular.

(v) Regulation M. It will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

(w) Investment Company Act. So long as the Securities are outstanding, it will not become or own or control an investment company required to be registered under the Investment Company Act.

(x) Section 3(c)(7) Compliance. It will comply with the “Section 3(c)(7) Procedures” set forth in the Indenture.

(y) Satisfaction of Conditions Precedent. It agrees that it will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and will satisfy all conditions precedent to the obligations of Scotiabank hereunder.

(z) Compliance with Transaction Documents. Without limiting any of the foregoing agreements, it will comply with all of its obligations under the Transaction Documents.

(aa) 17g-5 Compliance. The Issuer will comply with the representations made by it to the Rating Agency with respect to the Securities in accordance with paragraph (a)(3)(iii) of Rule 17g-5.

(bb) Anti-Money Laundering. It shall (A) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and maintain or be subject to policies and procedures reasonably designed to ensure compliance with, all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, (B) conduct requisite due diligence in connection with the transactions contemplated by the Offering Circular for purposes of complying with all applicable Anti-Money Laundering Laws, (C) ensure it does not use or permit to be used any of the proceeds from the sale of the Securities in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, and (D) ensure it does not fund or permit to be funded any payment obligation under the Transaction Documents in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

For purposes of this subclause, the following terms shall have the below set forth meaning:

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; (c) any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; and (d) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Issuer or the Collateral Manager is located or doing business.

“Anti-Money Laundering Laws” means those of the USA Patriot Act, the U.S. Bank Secrecy Act, Currency and Foreign Transactions Reporting Act of 1970, as amended and applicable laws, regulations or ordinances in any jurisdiction in which the Issuer or the Collateral Manager is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirement related thereto.

(cc) Sanctions. It shall comply with all Sanctions with which it is required to comply. It shall not, directly or, to its knowledge, indirectly, use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds (A) to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is a Restricted Party or reasonably expected to become so designated, or currently involved in any publicly recorded claim, action, suit, proceedings or investigation with regard to Sanctions and (B) in any manner that would result in a violation of Sanctions.

For purposes of this subclause, the following terms shall have the below set forth meaning:

“Restricted Party” means any Person that is (i) listed on, or owned or controlled by a Person listed on, a Sanctions List, (ii) a government of a Sanctioned Country, (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (iv) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country or (v) otherwise a target of Sanctions.

“Sanctions List” means any of the lists of specifically designated nationals, non-SDN menu-based sanctions targets (or equivalent), sectoral sanctions identification entities (or equivalent), or designated or sanctioned individuals or entities (or equivalent) issued by any sanctions authority, each as amended, supplemented or substituted from time to time.

5. Conditions of Scotiabank’s Obligations. The obligations of Scotiabank hereunder are subject to the performance by the Issuer of its covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Issuer contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Material Adverse Change. No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Circular (excluding any amendment or supplement thereto) the effect of which in the judgment of Scotiabank makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Circular.

(c) Officer’s Certificate. Scotiabank shall have received on and as of the Closing Date a certificate of a director or manager, as applicable, or another officer satisfactory to Scotiabank, of the Issuer (i) confirming that such officer has carefully reviewed the Preliminary Offering Circular, the Offering Circular and the Transaction Documents, and to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that since the date of the Offering Circular, no event has occurred which should have been set forth in a supplement or amendment to the Offering Circular, (iii) confirming that the other representations and warranties of the Issuer in this Agreement and the Transaction Documents are true and correct and that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Transaction Documents at or prior to the Closing Date and (iv) to the effect set forth in paragraph (b) above.

(d) Officer’s Certificate from the Collateral Manager and the Depositor.

(i) Scotiabank shall have received on and as of the Closing Date a certificate of a senior executive officer, or another officer satisfactory to Scotiabank, of the Collateral Manager: (i) the Collateral Manager has examined the Offering Circular; (ii) in the opinion of the Collateral Manager, the “Collateral Manager Information” (as defined in the Offering Circular) and the information contained under the heading “Credit Risk Retention”, as of the date of the Offering Circular (including as of the date of any supplement thereto on or prior to the date of the certificate) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of the Closing Date, to the best of its knowledge, there has been no event or development with respect to the Collateral Manager or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Securities as contemplated by the Offering Circular or on the ability of the Collateral Manager to perform, in all material respects, its applicable obligations under the Collateral Management Agreement, the Master Transfer Agreement and the EU/UK Retention Agreement.

(ii) Scotiabank shall have received on and as of the Closing Date a certificate of a senior executive officer, or another officer satisfactory to Scotiabank, of HLEND CLO 2026-5 Investments, LLC (the “Depositor”) certifying that as of the Closing Date, to the best of its knowledge, there has been no event or development with respect to the Depositor or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Securities as contemplated by the Offering Circular or on the ability of the Depositor to perform, in all material respects, its applicable obligations under the Master Transfer Agreement and the EU/UK Retention Agreement.

(e) Opinions and 10b-5 Statement of U.S. Counsel for the Issuer. The Issuer shall have furnished to Scotiabank (i) written legal opinions and (ii) a written letter with respect to the Offering Circular in relation to Rule 10b-5 under the Securities Act, in each case of Paul Hastings LLP, U.S. counsel to the Issuer, dated the Closing Date and addressed to Scotiabank, in each case, in form and substance satisfactory to Scotiabank.

(f) Opinions of Local Counsel for the Issuer. The Issuer shall have furnished to Scotiabank the written legal opinion of Richards, Layton & Finger, P.A., Delaware counsel for the Issuer, dated the Closing Date and addressed to Scotiabank, in each case, in form and substance satisfactory to Scotiabank.

(g) Opinions and 10b-5 Statement of Counsel for the Collateral Manager, the EU/UK Retention Holder and the Depositor. The Collateral Manager shall have furnished to Scotiabank (i) the written legal opinion and (ii) a written letter with respect to the Offering Circular in relation to Rule 10b-5 under the Securities Act, in each case of Dechert LLP, counsel for the Collateral Manager, the EU/UK Retention Holder and the Depositor, dated the Closing Date and addressed to Scotiabank, in form and substance reasonably satisfactory to Scotiabank. The Collateral Manager shall have furnished to Scotiabank the written legal opinion of Dechert LLP, counsel for the Collateral Manager, the EU/UK Retention Holder and the Depositor, dated the Closing Date and addressed to Scotiabank, in each case, in form and substance satisfactory to Scotiabank, in relation to true sale and non-consolidation considerations.

(h) Opinions of Counsel for the Trustee and Collateral Administrator. The Trustee and Collateral Administrator shall have furnished to Scotiabank the written legal opinion of Nixon Peabody LLP, counsel for the Trustee and the Collateral Administrator, dated the Closing Date and addressed to Scotiabank, in form and substance satisfactory to Scotiabank.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that could, as of the Closing Date, in the judgment of Scotiabank, prevent the issuance or sale of the Subject Securities; and no injunction or order of any federal, state or foreign court shall have been issued that could, as of the Closing Date, in the judgment of Scotiabank, prevent the issuance or sale of the Securities.

(j) Good Standing. Scotiabank shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuer in its jurisdiction of organization and their good standing in such other jurisdictions as Scotiabank may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Securities in global form shall be eligible for clearance and settlement through DTC.

(l) Transaction Documents and Securities. This Agreement and the other Transaction Documents shall have been duly executed and delivered by the parties thereto and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Authentication Agent.

(m) Conditions in Transaction Documents Satisfied. The conditions precedent to the issuance of the Securities under the Indenture and the conditions precedent to the performance by the Issuer of its obligations under the Transaction Documents shall have been satisfied or waived.

(n) Authorizations. The Issuer shall have obtained all governmental authorizations required in connection with the issuance, offering and sale of the Securities and the performance of its obligations under the Transaction Documents; all corporate proceedings and other legal matters incident to the authorization, form and validity of the Securities, the Transaction Documents, the Preliminary Offering Circular and the Offering Circular, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to Scotiabank, and the Issuer shall have furnished to Scotiabank all documents and information that Scotiabank may reasonably request to enable it to pass upon such matters.

(o) Ratings. Each Class of Securities, other than the Subordinated Notes, will have been assigned ratings no lower than the respective ratings set forth for such Class in the Offering Circular.

(p) Lien Searches. Scotiabank shall have received the results of recent lien searches in Delaware with respect to the Issuer, and such searches shall reveal no liens on any of the assets of the Issuer except for liens with respect to the existing indebtedness of the Issuer under the pre-closing warehouse arrangements described in the Offering Circular, which will be repaid in full and terminated on the Closing Date as described in the Offering Circular.

(q) Risk Retention Regulation. No U.S. regulatory agency shall have, since February 9, 2018, proposed or effectuated any rule amendments to, or issued new interpretations of, the credit risk retention requirements of Section 15G of the Exchange Act, as amended, applicable and effective to the issuance of the Securities and that would materially affect the marketing of the Securities.

(r) Additional Documents. On or prior to the Closing Date, the Issuer shall have furnished to Scotiabank such further certificates, documents or other documents as Scotiabank may request.

The Issuer shall furnish to Scotiabank such conformed copies of such opinions, certificates, letters and documents in such quantities as Scotiabank shall request. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for Scotiabank.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, letters, documents and certificates referred to in or contemplated by this Agreement shall not be in all respects reasonably satisfactory in form and substance to Scotiabank and its counsel, this Agreement and all obligations of Scotiabank hereunder may be canceled by Scotiabank on, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Issuer (with a copy to the Collateral Manager) in writing or by telephone, provided such telephonic notice shall promptly be confirmed in writing (which may be by email).

6. Indemnification and Contribution.

(a) Indemnification.

(i) Indemnification of the Issuer. The Issuer agrees to indemnify and hold harmless Scotiabank, its affiliates, directors and officers and each person, if any, who controls Scotiabank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or expenses, as incurred (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred, and including in settlement of any litigation) (collectively, “Losses”), joint or several, relating to, arising out of or in connection with the transactions contemplated by, or the engagement of Scotiabank pursuant to, the Transaction Documents, including, without limitation, any and all Losses relating to, arising out of or in connection with (i) any untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto) or any omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any material breach by the Issuer of any of its representations, warranties or covenants contained herein (in each case, after giving effect to any materiality qualifications set forth therein), (iii) any failure of the Issuer to perform its obligations hereunder or under law, or (iv) any act or failure to act or any alleged act or failure to act by Scotiabank in connection with, or relating in any manner to, the offering contemplated hereby, and to reimburse Scotiabank and each such affiliate, director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by Scotiabank or such affiliate, director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such Losses, in each case except insofar as such Losses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Scotiabank Information.

(ii) Indemnification of the Issuer. Scotiabank agrees to indemnify and hold harmless the Issuer, each of its directors and officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a)(i) above, but only with respect to any Losses relating to, arising out of or in connection with (i) any untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto) or (ii) any omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of each of (i) and (ii) to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission, was made in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto) in reliance upon and in conformity with Scotiabank Information, and to reimburse the Issuer and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuer or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such Losses.

(b) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a)(i) or (a)(ii) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a)(i) or (a)(ii) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a)(i) or (a)(ii) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for Scotiabank, its affiliates, directors and officers and any control persons of Scotiabank shall be designated in writing by Scotiabank and any such separate firm for the Issuer, its directors and officers and any control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(c) Contribution. If the indemnification provided for in paragraph (a)(i) or (a)(ii) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and Scotiabank on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer on the one hand and Scotiabank on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and Scotiabank on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities, on the one hand, and the total discounts, commissions or fees received by Scotiabank in connection therewith, as provided in this Agreement, on the other hand. The relative fault of the Issuer on the one hand and Scotiabank on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, if any, relates to information supplied by the Issuer or by Scotiabank and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) Limitation on Liability. The Issuer and Scotiabank agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (c) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall Scotiabank be required to contribute any amount in excess of the amount by which the total discounts, commissions and fees received by Scotiabank with respect to the offering of the Securities exceeds the amount of any damages that Scotiabank has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above, upon the execution and delivery hereof by the parties hereto.

8. Termination. This Agreement may be terminated in the absolute discretion of Scotiabank, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) the Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto; (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, any exchange or over-the-counter market, including the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) any federal or state statute, regulation, rule or order of any court or other governmental authority shall have been enacted or published or promulgated which, in the opinion of Scotiabank, materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition, management or results of operations of the Issuer; (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of Scotiabank, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Circular; or (vi) the Engagement Letter shall have been terminated.

Any termination pursuant to this Section 8 shall be without liability on the part of (i) the Issuer to Scotiabank, except that the Issuer shall be obligated to reimburse the expenses of Scotiabank pursuant to Section 9 hereof, (ii) Scotiabank to the Issuer, or (iii) any party hereto to any other party except that the provisions of Section 6 hereof shall at all times be effective and shall survive any termination of this Agreement.

9. Payment of Fees, Costs and Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer agrees to pay or cause to be paid all fees, costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Offering Documents (including any amendments or supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of any jurisdictions as Scotiabank may designate and the preparation, printing and distribution of any “Blue Sky” memoranda (including the related fees and expenses of counsel for Scotiabank); (vi) any fees charged by rating agencies for rating any Securities; (vii) the fees and expenses of the Trustee, the Collateral Administrator, the Collateral Manager and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Indenture (including the related fees and expenses of counsel to Scotiabank for all periods prior to and after the Closing Date); (x) all expenses and application fees related to the listing of any Securities on any exchange, if any; and (xi) all fees payable to Scotiabank under the Engagement Letter, and Section 2 hereof, and Scotiabank’s costs (including legal fees and expenses) incurred in connection with the issuance, offering and sale of the Securities and the preparation and execution of this Agreement. Notwithstanding the foregoing, if the Closing Date does not occur (including as a result of a termination of this Agreement pursuant to Section 8), the parties hereto acknowledge and agree that the fees and expenses specified in this Section 9 shall be paid pursuant to and in the manner provided in the Engagement Letter.

(b) In order to provide for the payment on the Closing Date, or promptly thereafter, of the fees, costs and expenses payable pursuant to Section 9(a) hereof, the Issuer authorizes Scotiabank to withhold from the purchase price payable pursuant to Sections 2(a) and 2(h) hereof an amount sufficient to pay such fees, costs and expenses as estimated on the Closing Date by Scotiabank (in consultation with the Collateral Manager), and on the Closing Date, or as promptly thereafter as practicable, to pay all such fees, costs and expenses from such withheld funds, and remit to the Trustee for deposit in the applicable Accounts any excess of the amount so withheld over the amount necessary to pay such fees, costs and expenses; provided that Scotiabank may, at its option, cause the Trustee to remit such fees, costs and expenses as agreed between Scotiabank and the Trustee. Scotiabank shall provide the Issuer with an itemization of the use of such withheld amounts in reasonable detail, and with receipts or statements for the related expenditures to the extent available, upon request from the Issuer. Notwithstanding the foregoing, the Issuer shall only be responsible for any of the foregoing fees, costs, or expenses to the extent they are reasonable and documented.

(c) If (i) for any reason the Issuer fails to tender the Subject Securities for delivery to the respective purchasers thereof or (ii) Scotiabank declines to place the Subject Securities for any reason permitted under this Agreement, the Issuer agrees to reimburse Scotiabank for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by Scotiabank in connection with this Agreement and the offering contemplated hereby.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of Scotiabank referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Subject Securities from Scotiabank shall be deemed to be a successor merely by reason of such purchase.

11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer and Scotiabank contained in this Agreement or made by or on behalf of the Issuer or Scotiabank pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Subject Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer or Scotiabank.

12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Commission” means the Securities and Exchange Commission; (e) the term “Exchange Act” collectively means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; and (f) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

13. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), Scotiabank is required to obtain, verify and record information that identifies its clients, including the Issuer, which information may include the name and address of its clients, as well as other information that will allow Scotiabank to properly identify its clients.

14. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, sent by electronic mail, or transmitted and confirmed by any standard form of telecommunication.

Notices to Scotiabank shall be given to it at:

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: CLO Banking

Email: CLOPrimary@scotiabank.com

Notices to the Issuer shall be given to it at:

HLEND CLO 2026-5, LLC

c/o HPS Corporate Lending Fund

40 West 57th Street

New York, NY 10019

Attention: General Counsel

Email: legal-review@hpspartners.com

With a copy to the Collateral Manager.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. The Issuer hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment. The Issuer hereby appoints Corporation Service Company, 19 West 44th Street, Suite 200, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Issuer, as the case may be, by the person serving the same to the address provided in this Section 14, shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Issuer further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect until the stated maturity of the Securities.

(d) Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT. Each of the parties hereby (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of an action or proceeding, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

(e) Judgment Currency. The Issuer agrees to indemnify Scotiabank, its directors, officers, affiliates and each person, if any, who controls Scotiabank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by Scotiabank as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(f) Waiver of Immunity. To the extent that the Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the United States or the State of New York or (ii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or its property and assets or this Agreement, the Issuer hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that Scotiabank becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from Scotiabank of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that Scotiabank or a BHC Act Affiliate (as defined below) of Scotiabank becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against Scotiabank are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii) For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (B) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable and (C) “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any PDF file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under E-SIGN or ESRA, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform reasonably available at no undue burden or expense to the parties) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(k) No Bankruptcy Petition; Limited Recourse.

(i) Scotiabank covenants and agrees that, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Securities, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceedings, or other similar proceedings under U.S. federal or state bankruptcy laws or similar laws of any jurisdiction. Nothing in this clause (i) shall preclude, or be deemed to estop, Scotiabank (A) from taking any action prior to the expiration of the aforementioned period in (1) any case, suit, action or proceeding voluntarily filed or commenced by the Issuer or (2) any involuntary insolvency case, suit, action or proceeding filed or commenced by a Person other than Scotiabank or (B) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceeding.

(ii) Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited recourse obligations of such party payable solely from the Collateral in accordance with the terms of the Indenture. Following realization of the Collateral and distribution of proceeds in the manner provided in the Priority of Payments, any obligations of, and any claims against, the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse may be had under this Agreement against the officers, directors, shareholders, managers, members, administrators or incorporators of any party hereto (collectively, the “Associated Persons”) in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.

(l) Scotiabank Role; Facilitation of Settlement. In soliciting offers from investors to purchase the Subject Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder, Scotiabank is acting solely as agent for the Issuer and not as principal. It is understood that Scotiabank will be acting as the Issuer’s agent in arranging for the sale of the Subject Securities and that Scotiabank’s responsibility in this transaction is limited to a “best efforts” basis, with no understanding, express or implied, on its part of a commitment to purchase or place the Subject Securities. Scotiabank shall have the right, in its sole discretion, to reject in whole or in part any offer it receives to acquire Subject Securities or to allot to any purchaser less than the amount of Subject Securities offered to be acquired by such purchaser, and Scotiabank’s decision in respect thereof shall be binding on the Issuer. The Issuer will issue the Subject Securities through Scotiabank as agent and Scotiabank will have no ownership interest in or title to the Subject Securities prior to their purchase by purchasers; provided that Scotiabank shall have the right, as agent of the Issuer and in order to facilitate settlement, (a) to receive from an investor the purchase price payable by such investor in connection with its purchase of Subject Securities and to pay such purchase price to the Issuer in exchange for such purchase by the investor and (b) to receive from the Issuer the Subject Securities purchased by such investor and deliver to such investor the Subject Securities so received from the Issuer for issuance to such investor. In addition, Scotiabank as an agent of the Issuer may, in its sole discretion, facilitate settlement of Securities for which Scotiabank is not acting as placement agent and in connection therewith shall have the same rights and immunities as if it were acting as placement agent. The Issuer recognizes and confirms that Scotiabank, in acting pursuant to this engagement, will be using information in public reports and other information provided by third parties unaffiliated with the Issuer, the Collateral Manager or the Depositor, including information provided by it, the Collateral Manager, the Depositor and their respective Affiliates, and that Scotiabank assumes no responsibility for the accuracy or completeness of such information.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

HLEND CLO 2026-5, LLC, as Issuer

By: HPS Corporate Lending Fund, its Manager
By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale
Title: Managing Director

[Signature Page to the Placement Agency Agreement]

Accepted: As of the date first written above

SCOTIA CAPITAL (USA) INC.

By:	/s/ Prabu Soundararajan
Name: Prabu Soundararajan
Title: Authorized Signatory

[Signature Page to the Placement Agency Agreement]

Schedule 1

Transaction Details

Issuer	HLEND CLO 2026-5, LLC, a Delaware limited liability company.

Closing Date	March 26, 2026.

Trustee	U.S. Bank Trust Company, National Association.

Securities

U.S.$435,000,000 Class A-1 Senior Secured Floating Rate Notes due 2039

U.S.$30,000,000 Class A-2 Senior Secured Floating Rate Notes due 2039

U.S.$45,000,000 Class B Senior Secured Floating Rate Notes due 2039

U.S.$238,300,000 Subordinated Notes due 2039

Schedule 1

Schedule 2

Subject Securities

Class of Securities	Aggregate Principal Amount (U.S.$)	Purchase Price (%)
Class A-1 Notes	$435,000,000	100%
Class A-2 Notes	$30,000,000	100%
Class B Notes	$45,000,000	100%
Subordinated Notes	$238,300,000	100%

Schedule 2

Annex A

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Subject Securities outside the United States:

(a) Scotiabank acknowledges that the Subject Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Scotiabank represents, warrants and agrees that:

(i) Scotiabank has offered and sold the Subject Securities, and will offer and sell the Subject Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Subject Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of Scotiabank or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Subject Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Subject Securities sold in reliance on Regulation S, Scotiabank will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Subject Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv) Scotiabank has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Subject Securities, except with its affiliates or with the prior written consent of the Issuer.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

Annex A

(c) Scotiabank acknowledges that no action has been or will be taken by the Issuer that would permit a public offering of the Subject Securities, or possession or distribution of the Offering Circular or any other offering or publicity material relating to the Subject Securities, in any country or jurisdiction where action for that purpose is required.

Annex A

Annex B

Additional Representations, Warranties and Covenants

1. European Economic Area

The Issuer represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any EU retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “EU retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended) (“MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended) (the “EU Prospectus Regulation”), and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

2. United Kingdom

The Issuer represents and agrees that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000 (as amended)) (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to it;

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the UK; and

(c) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any UK retail investor in the UK. For the purposes of this provision:

(i) the expression “UK retail investor” means a person who is neither:

Annex B

(A) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended; nor

(B) a qualified investor as defined in paragraph 15 of schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as amended, the “POATRS”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

Annex B